UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2017

TIFFANY & CO.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On March 16, 2017, the Company’s Board resolved to amend the Company’s Restated By-laws (the “By-laws”) as follows (section references provided in the description below are as reflected in the full text of the By-laws, as so amended, other than with respect to sections that have been removed from the By-laws, as so amended):

•
Amend Section 1.03 to provide that meetings at which a quorum is not present may be adjourned by the chair of the meeting or the holders of the majority of the voting power of the outstanding shares of capital stock entitled to be voted at the meeting that are present (rather than by the stockholders that are present, as set forth in the By-laws prior to such amendment);

•
Amend Section 1.08 to provide that, other than in respect of the 2017 Annual Meeting of Shareholders, for nominations or other business to be brought before an annual meeting by a stockholder, such stockholder (and any nominee so nominated) must provide certain additional information in respect thereof and documents (including agreeing to certain undertakings) not previously required;

•
Add a new Section 1.09 requiring that a stockholder that has submitted a stockholder notice pursuant to Section 1.08 must be present (or have a qualified representative present) at the applicable meeting of stockholders for a nomination or item of business submitted by such stockholder pursuant to such notice to be considered;

•	Remove Section 2.07 requiring that the Board meet immediately following the adjournment of the annual meeting of the stockholders;

•
Amend Section 2.07 to clarify that members of the Board or any committees thereof may participate in meetings by means of a conference telephone call or other communications equipment by means of which all persons participating in the meeting can hear each other, and that such participation shall constitute presence in person at any such meeting;

•
Amend Section 2.08 to (i) remove the reference to the Vice Chairman of the Board and (ii) provide that notice delivered by letter, by transmitted facsimile, by electronic mail, by telegram or by personal communication either over the telephone or otherwise to the directors of special meetings of the Board shall be delivered, in each case, not later than 24 hours prior to the meeting (rather than 48 hours, as set forth in the By-laws prior to such amendment);

•
Amend Section 2.11 to (i) provide that the chairman of the applicable committee, the Chairman of the Board or the Chief Executive Officer (and, if no chairman of the committee has been appointed, any member of such committee) may call a special meeting of a committee (rather than any officer of the Corporation being able to do so, as set forth in the By-laws prior to such amendment), (ii) clarify that, only in respect of any committee composed of one member, such member shall constitute a quorum for a meeting of such committee (rather than a majority of the committee members, as set forth in the By-laws prior to such amendment) and (iii) provide that the committee shall either report committee minutes, or provide a copy of such minutes, at the next regular meeting of the Board (rather than being required to report at the next regular meeting of the Board, as set forth in the By-laws prior to such amendment);

•
Amend Section 3.01 to (i) provide that the Board may, in its discretion, elect a Chairman of the Board from its members and (ii) remove the references to Chairman of the Board, Chief Operating Officer and Vice Chairman of the Board from the list of officers of the Company;

•
Amend Section 3.05 to remove the references to the President and Vice Chairman of the Board from the list of persons that may execute powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation in the name of and on behalf of the Corporation;

•
Amend Section 4.01 to remove the references to Chairman of the Board and Vice Chairman of the Board from the list of persons that may sign certificates representing shares of stock of the Corporation in the name of the Corporation;

•	Amend Section 6.01 to clarify the scope of the indemnification obligations of the Company, including in respect of covered persons and losses eligible for indemnification;

•	Add a new Section 6.02 to provide for the advancement by the Company of certain expenses actually and reasonably incurred by persons eligible for indemnification by the Company under Section 6.01;

•	Amend Section 6.03 to provide that the right to advancement of expenses provided for in Section 6.02 are not exclusive;

•	Amend Section 6.04 to provide for conforming changes to Section 6.01, as revised; and

•	Provide for certain other changes that are not substantive in nature, as reflected in the full text of the By-laws.

The foregoing description of the changes effected by the amendment to the By-laws is qualified by reference to the full text of the By-laws, as so amended, a copy of which is attached as Exhibit 3.2 to this Form 8-K.
Item 8.01    Other Events

On March 16, 2017, the Board adopted revised Corporate Governance Principles for the Company, which reflect, among other items, certain changes to conform with the Company’s By-laws. The foregoing description of the changes effected by the amendment to the Corporate Governance Principles is qualified by reference to the full text of the Corporate Governance Principles, as so amended, a copy of which is attached hereto as Exhibit 10.42 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Description

3.2	Restated By-laws of Tiffany & Co., as last amended March 16, 2017
10.42	Corporate Governance Principles, as last amended March 16, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2017	TIFFANY & CO.

	By:	/s/ Leigh M. Harlan
	Name:	Leigh M. Harlan
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.2	Restated By-laws of Tiffany & Co., as last amended March 16, 2017
10.42	Corporate Governance Principles, as last amended March 16, 2017